Exhibit 2

                         THE KAUFMANN FUND, INC.
                         (A MARYLAND CORPORATION)

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                              B Y - L A W S

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                                ARTICLE  I
                                 OFFICES

    Section 1.1. PRINCIPAL OFFICE. The principal office of the corporation in the State of Maryland shall be located at the address where the corporation's resident agent maintains its principal place of business in said State.

    Section 1.2. ADDITIONAL OFFICES. The corporation may have additional offices at such places within or without the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.


                                ARTICLE II
                         MEETINGS OF STOCKHOLDERS

    Section 2.1. DEFINITIONS OF STOCK AND STOCKHOLDER. As used in these By-Laws, unless otherwise specified or the context otherwise requires, the term "stock" shall mean stock of the

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corporation of any class or classes, and the term "stockholder" or
"stockholders" shall mean a holder or the holders of stock of the corporation of any class or classes.

    Section 2.2. TIME AND PLACE. All meetings of stockholders shall be held at such time and at such place within the United States as the Board of Directors may from time to time determine in accordance with any applicable provisions of law, the Articles of Incorporation and these By-Laws.

    Section 2.3. ANNUAL MEETING. So long as the corporation is registered as an investment company under the Investment Company Act of 1940 (the "1940 Act," such term to include the rules and regulations promulgated under the 1940 Act, unless otherwise specified or the context otherwise requires), annual meetings of the stockholders shall not be held, except when required to be held by the 1940 Act or by the Maryland General Corporation Law or when called by the Board of Directors or by an officer or officers authorized to take such action by the Board of Directors.
If in any calendar year the corporation is required or elects to hold an annual meeting, the meeting shall be held on such day, not a Saturday, Sunday or legal holiday, as the Board of Directors or the officer or officers calling the meeting may prescribe. At each such annual meeting, the stockholders shall elect a Board of Directors and transact

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such other business as may properly come before the meeting.  The provisions of these By-Laws which contemplate the holding of an annual meeting of stockholders shall be suspended during any calendar year in which no annual meeting of stockholders is held.

    Section 2.4. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board and any other officer or officers authorized to take such action by the Board. Special meetings of the stockholders shall also be called by the Secretary upon the written request of the holders of shares entitled to cast not less than 25% of all the votes entitled to be cast at such meeting. In the case of a meeting called upon the request of stockholders, the request of stockholders for such meeting shall state the purpose of such meeting and the matters proposed to be acted on at such meeting and the Secretary shall inform the stockholders who made the request of the reasonably estimated cost of preparing and mailing a notice of the meeting. On payment of such costs to the corporation, the Secretary shall give notice to each stockholder entitled to notice of the meeting. Unless requested by stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special

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meeting of the stockholders held during the preceding twelve months.

    Section 2.5. NOTICE OF MEETINGS. Not less than ten (10) nor more than ninety (90) days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting or entitled to notice of such meeting written or printed notice stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by statute, the purpose for which the meeting is called, either by mail or by presenting it to such stockholder personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post office address as it appears on the records of the corporation, with postage thereon prepaid.

    Section 2.6. SCOPE OF NOTICE. No business shall be transacted at a special meeting of stockholders except that specifically designated in the notice or in a duly executed waiver of notice of such meeting. Any business of the corporation may be transacted at any annual meeting of stockholders without being specifically designated in the notice of such meeting, except such business as is required by law to be stated in such notice.

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    Section 2.7.  QUORUM; ADJOURNMENTS.  Subject to any higher quorum requirement imposed by applicable law or the Articles of Incorporation or By-Laws, at any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum; provided, however, that the Board of Directors shall have the authority to decrease the number of votes required to constitute a quorum to not less than one-third of all the votes entitled to be cast at such meeting; and provided further, that this section shall not affect any applicable requirement of law or the Articles of Incorporation for the vote necessary for the adoption of any measure.
In the absence of a quorum, the holders of a majority of the shares present in person or represented by proxy and entitled to vote at such meeting shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting until such quorum shall be present; and at any meeting at which a quorum shall be present, the holders of a majority of the shares present or represented by proxy shall have the power to adjourn the meeting from time to time without notice other than announcement at such meeting; provided, however, that written notice shall be given as required by Section 2.4 if such meeting is adjourned to a date more than 120 days after the record date originally scheduled with respect to such meeting.

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At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted had a quorum been present at the time originally fixed for the meeting.

    Section 2.8. VOTING. At any meeting of stockholders at which a quorum is present, any election of a director or directors shall be determined by a plurality of the votes cast and a majority of the votes cast shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law or the Articles of Incorporation for the approval of such matter. Except as otherwise required by law or provided for in the Articles of Incorporation, if two or more classes of stock are entitled to vote separately on any matter, the matter shall be approved by a majority of the votes cast by each class. Fractional shares of stock shall be entitled to fractional votes.

    Section 2.9. PROXIES. A stockholder may vote the shares of stock owned of record by him, either in person or by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

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    Section 2.10.  INSPECTORS.  At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting, including those stockholders represented by proxy based upon the inspectors' determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting. Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

    Section 2.11. INFORMAL ACTION BY STOCKHOLDERS. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if a consent in writing, setting forth such action, is signed by each stockholder entitled to vote on the matter, and such consent is filed with the minutes of proceedings of the stockholders.

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    Section 2.12.  VOTING BY BALLOT.  Voting on any question or in any election shall be by ballot if requested by any stockholder entitled to vote, but, unless such a request is made, may be conducted in any manner determined by the chairman of the meeting.


                               ARTICLE III
                                DIRECTORS

    Section 3.1. FUNCTION AND POWERS. The business and affairs of the corporation shall be managed under the direction of its Board of Directors. All powers of the corporation may be exercised by or under authority of the Board of Directors, except as conferred on or reserved to any specified group of directors or to the stockholders by law or by the Articles of Incorporation or these By-Laws.

    Section 3.2. NUMBER, ELECTION AND TENURE. The first Board of Directors shall consist of the number of directors named in the Articles of Incorporation. Thereafter, the number of directors constituting the entire Board of Directors shall be fixed from time to time by a majority of the entire Board but shall not be less than the minimum number required by the provisions of the General Corporation Law of the State of Maryland, or any successor statute thereto, nor more than fifteen (15). No decrease in such number of directors shall shorten the

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tenure of office of any incumbent director.  Each director named in the
Articles of Incorporation or elected at an annual meeting of stockholders held pursuant to Section 2.3 or as provided in Sections 3.3 or 3.5 shall hold office until his successor is duly elected and qualifies or until his earlier displacement from office by resignation, removal or otherwise.

    Section 3.3. VACANCIES. Unless otherwise required by law, any vacancy on the Board of Directors for any cause other than an increase in the number of directors may be filled by vote of a majority of the remaining directors, although such majority is less than a quorum. Any vacancy on the Board of Directors by reason of an increase in the number of directors may be filled by vote of a majority of the entire Board of Directors. The stockholders may fill any vacancy resulting from the removal by stockholders of any director in the manner provided in Section 3.4.

    Section 3.4. RESIGNATION AND REMOVAL OF DIRECTORS. Any director may resign at any time by written notice to the corporation. The stockholders may, at any time, remove any director, with or without cause, by the affirmative vote of a majority of all the votes entitled to be cast for the election of directors and may elect a successor to fill any resulting vacancy for the balance of the tenure of office of the removed director.

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    Section 3.5.  COMPENSATION.  The Board of Directors shall determine and from time to time fix the compensation payable to directors for their services to the corporation in that capacity, subject, however, to such limitations with respect thereto as may be determined from time to time by the stockholders. Such compensation may consist of a fixed annual fee or a fixed fee for attendance at meetings of the Board of Directors or of any committee of the Board of which the directors receiving such fees are members, or a combination of a fixed annual fee and a fixed fee for attendance. In addition, the Board of Directors may authorize the reimbursement of directors for their expenses for attendance at meetings of the Board or of any committee of the Board of which they are members. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

    Section 3.6. ANNUAL MEETINGS. The directors shall hold an annual meeting for the purposes of electing officers, appointing committees and transacting such other business as may properly come before the meeting. Each annual meeting of directors shall be held at such place within or without the State of Maryland, as the Board of Directors shall prescribe in advance of such annual meeting, and no other notice shall be necessary in

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order lawfully to convene and conduct such annual meeting of directors, provided a quorum shall be present.

    Section 3.7. REGULAR MEETINGS. The Board of Directors may hold regular meetings at such time and place, within or without the State of Maryland, as shall from time to time be fixed in advance by the Board, and no other notice of such meetings shall be required.

    Section 3.8. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or a majority of the directors then in office. The person or persons by whom or at whose request a special meeting is called may fix the time and place, within or without the State of Maryland, for holding such meeting.

    Section 3.9. NOTICE. Notice of any special meeting shall be given by written notice delivered personally, telegraphed or mailed to each director at his business or residence address. Notices personally delivered or given by telegram shall be given at least 24 hours prior to the meeting. Notice by mail shall be given at least two (2) days prior to the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. If notice be given by telegram, such

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notice shall be deemed to be given when the telegram is delivered to the telegraph company. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by law, the Articles of Incorporation or these By-Laws.

    Section 3.10. QUORUM; ADJOURNMENTS. A majority of the number of directors constituting the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board, provided, that, if less than a majority of such number of directors is present at any such meeting, a majority of the directors present or the sole director present may adjourn the meeting from time to time without further notice until a quorum is present, and provided further, that if one or more directors present at the time that any meeting of the Board of Directors is convened shall subsequently withdraw from the meeting before the transaction of any item or items of business specified in the notice of meeting or in a waiver of notice thereof duly executed by such withdrawing director or directors, then except as otherwise provided by applicable law or in the Articles of Incorporation, the quorum required to transact such item or items of business shall be reduced to one-third of the entire Board.

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    Section 3.11.  VOTING.  The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a great proportion or of any specified group of directors is required for such action by law, the Articles of Incorporation or these By-Laws.

    Section 3.12. PARTICIPATION IN MEETINGS BY TELEPHONE. Members of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting for all purposes except compliance with provisions of the 1940 Act or of rules thereunder requiring that votes of directors be cast in person at a meeting.

    Section 3.13. INFORMAL ACTION BY DIRECTORS. Except as otherwise prescribed by or under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each director and such written consent is filed with the minutes of proceedings of the Board of Directors.

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                                ARTICLE IV
                      COMMITTEES AND ADVISORY BOARD

    Section 4.1. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors may appoint from among its members one or more committees, each consisting of two (2) or more directors and having such title as the Board may consider to be properly descriptive of its function, except that not more than one committee shall be designated as the Executive Committee. Each such committee shall serve at the pleasure of the Board of Directors.

    Section 4.2. POWERS; MINUTES; PROCEDURES. The Board of Directors may delegate to any of the committees appointed under Section 4.1 any of the powers of the Board of Directors, except the power to: (1) declare dividends or distributions on stock; (2) issue stock except pursuant to a general formula or method specified by the Board of Directors by resolution or by adoption of a stock option or other plan; (3) recommend to the stockholders any action which requires stockholder approval; (4) amend the By-Laws; or (5) approve any merger or share exchange which does not require stockholder approval. Each committee shall keep minutes or other appropriate written evidence of its meetings or proceedings and shall report the same to the Board of Directors as and when requested by the Board, and shall observe

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such other procedures with respect to its meetings and proceedings as are prescribed in these By-Laws, or, to the extent not prescribed herein, as may be fixed by the Board of Directors or by such committee under authority granted by the Board.

    Section 4.3. ALTERNATE MEMBERS OF COMMITTEES. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a director to act in the place of such absent member.

    Section 4.4. PARTICIPATION IN MEETINGS BY TELEPHONE. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting for all purposes except compliance with provisions of the 1940 Act or of rules thereunder requiring that votes of directors be cast in person at a meeting.

    Section 4.5. INFORMAL ACTION BY COMMITTEES. Except as otherwise prescribed by or under the 1940 Act, any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the

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committee and such written consent is filed with the minutes of proceedings of such committee.


                                ARTICLE V
                             WAIVER OF NOTICE

    Whenever any notice is required to be given pursuant to law, the Articles of Incorporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, or, in the case of any waiver of notice of any meeting of stockholders, signed by the proxy for a person entitled to notice thereof, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by law, the Articles of Incorporation or these By-Laws. The attendance of any person at any meeting in person, or, in the case of a meeting of stockholders, by proxy, shall constitute a waiver of notice of such meeting.


                                ARTICLE VI
                                 OFFICERS

    Section 6.1. EXECUTIVE OFFICERS. The executive officers of the corporation shall be a Chairman of the Board, a

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President, a Secretary and a Treasurer.  If the Board of Directors
shall elect one or more Vice-Presidents, each such Vice-President shall be an executive officer. The Chairman of the Board shall be elected from among the directors, but no other executive officer need be a member of the Board of Directors. Any two or more executive offices, except those of President and Vice-President, may be held by the same person. A person holding more than one office may not act in more than one capacity to execute, acknowledge or verify on behalf of the corporation an instrument required by law to be executed, acknowledged or verified by more than one officer. The executive officers of the corporation shall be elected by the Board of Directors at the annual meeting of the Board.

    Section 6.2. OTHER OFFICERS AND AGENTS. The Board of Directors may also elect or may delegate to the Chairman of the Board authority to appoint, remove, or fix the duties, compensation or terms of office of one or more assistant vice-presidents, assistant secretaries and assistant treasurers, and such other officers and agents as the Board shall at any time and from time to time deem to be advisable.

    Section 6.3. TENURE, RESIGNATION AND REMOVAL. Each officer of the corporation shall hold office until his successor is elected or appointed or until his earlier displacement from

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office by resignation, removal or otherwise; provided that if the term of office of any officer elected or appointed pursuant to Section 6.2 shall have been fixed by the Board of Directors or by the Chairman of the Board acting under authority delegated by the Board, such officer shall cease to hold such office no later than the date of expiration of such term, regardless of whether any other person shall have been elected or appointed to succeed him. Any officer of the corporation may resign at any time by written notice to the corporation. Any officer or agent of the corporation may be removed at any time by the Board of Directors or by the Chairman of the Board acting under authority delegated by the Board pursuant to Section
6.2 if in its or his judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights between the corporation and such officer or agent.

    Section 6.4. VACANCIES. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by the Chairman of the Board acting under authority delegated by the Board pursuant to Section 6.2. Each officer elected or appointed to fill a vacancy shall hold office

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for the balance of the term for which his predecessor was elected or appointed.

    Section 6.5. COMPENSATION. The compensation, if any, of all officers of the corporation shall be fixed by the Board of Directors or by the Chairman of the Board acting under authority delegated by the Board pursuant to Section 6.2.

    Section 6.6. AUTHORITY AND DUTIES. All officers as between themselves and the corporation shall have such powers, perform such duties and be subject to such restrictions, if any, in the management of the corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors or by the Chairman of the Board acting under authority delegated by the Board pursuant to Section 6.2.

    Section 6.7. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be the chief executive officer of the corporation. He shall have general and active management of the business of the corporation, shall see to it that all orders, policies and resolutions of the Board of Directors are carried into effect, and in connection therewith shall be authorized to delegate to any Vice-President of the corporation such of his powers and duties as Chairman of the Board and at such times and in such manner as he shall deem advisable. In the absence or

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disability of the President, the Chairman of the Board shall preside at all meetings of the stockholders and of the Board of Directors; and he shall have such other powers and perform such other duties as are incident to the office of Chairman of the Board and as the Board of Directors may from time to time prescribe.

    Section 6.8. PRESIDENT. The President shall preside at meetings of the stockholders and of the Board of Directors, and shall have such other powers and duties as may be prescribed by the Board. The President shall in the absence or disability of the Chairman of the Board exercise the powers and perform the duties of the Chairman of the Board.

    Section 6.9. VICE-PRESIDENTS. The Vice-President, if any, or, if there be more than one, the Vice-Presidents, shall assist the President in the management of the business of the corporation and the implementation of orders, policies and resolutions of the Board of Directors at such times and in such manner as the President may deem to be advisable. If there be more than one Vice-President, the Board of Directors may designate one as the executive Vice-President, in which case he shall be first in order of seniority, and the Board may also grant to other Vice-Presidents such titles as shall be descriptive of their respective functions or indicative of their

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relative seniority.  In the absence or disability of both the Chairman of the Board and the President, the Vice-President, or, if there be more than one, the Vice-Presidents in the order of their relative seniority, shall exercise the powers and perform the duties of those officers; and the Vice-President or Vice-Presidents shall have such other powers and perform such other duties as from time to time may be prescribed by the Chairman of the Board or by the Board of Directors.

    Section 6.10. ASSISTANT VICE-PRESIDENT. The assistant vice-president, if any, or if there be more than one, the assistant vice-presidents, shall perform such duties as may from time to time be prescribed by the Board of Directors or by the Chairman of the Board acting under authority delegated by the Board pursuant to Section 6.2.

    Section 6.11. SECRETARY. The Secretary shall (a) keep the minutes of the meetings and proceedings and any written consents evidencing actions of the stockholders, the Board of Directors and any committees of the Board in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation, and, when authorized by the Board of Directors, cause the corporate seal to be affixed to any document

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requiring it, and when so affixed attested by his signature as Secretary or by the signature of an assistant secretary; and (d) in general, perform such other duties as from time to time may be assigned to him by the Board of Directors or by the Chairman of the Board.

    Section 6.12. ASSISTANT SECRETARIES. The assistant secretary, if any, or, if there be more than one, the assistant secretaries in the order determined by the Board of Directors or by the Chairman of the Board, shall in the absence or disability of the Secretary exercise the powers and perform the duties of the Secretary, and he or they shall perform such other duties as the Board of Directors, the Chairman of the Board or the Secretary may from time to time prescribe.

    Section 6.13. TREASURER. The Treasurer shall be the chief financial officer of the corporation. The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors, and shall render to the Board of Directors and the Chairman of the Board, at the regular meetings of the Board or whenever they may require it, an account of all his

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transactions as Treasurer and of the financial condition of the corporation.

    If required by the Board of Directors, the Treasurer shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

    Section 6.14. ASSISTANT TREASURERS. The assistant treasurer, if any, or, if there be more than one, the assistant treasurers in the order determined by the Board of Directors or by the Chairman of the Board, shall in the absence or disability of the Treasurer exercise the powers and perform the duties of the Treasurer, and he or they shall perform such other duties as the Board of Directors, the Chairman of the Board or the Treasurer may from time to time prescribe.

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                               ARTICLE VII
                 CONTRACTS, CHECKS, DEPOSITS AND REPORTS

    Section 7.1. CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

    Section 7.2. CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by the Board of Directors.

    Section 7.3. ANNUAL REPORT. The Chairman of the Board or another executive officer of the corporation designated by the Board of Directors shall prepare or cause to be prepared annually a full and correct statement of the affairs of the corporation, including a balance sheet and a statement of the results of operations for the preceding fiscal year, which shall be submitted at the annual meeting of the stockholders and filed within 20 days thereafter at the principal office of the corporation in the State of Maryland.

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                               ARTICLE VIII
                             SHARES OF STOCK

    Section 8.1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate or certificates which shall represent and certify the number of full shares of each class of stock held by him in the corporation; provided, however, that the corporation need not issue a certificate to any stockholder until and unless demand for a certificate or certificates shall be made upon the corporation or its transfer agent and shall not be required to issue certificates representing fractional shares, and provided further, that a stock certificate shall not be issued until the stock represented by it is fully paid. Each certificate shall be signed by the Chairman of the Board, President or a Vice-President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the corporate seal and shall contain such recitals as may be required by statute. The signatures on a certificate may be either manual or facsimile. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A full record of the issuance of each certificate and the identifying number assigned thereto shall be made on the books of the corporation usually kept for that purpose or required by statute.

    Section 8.2. TRANSFERS OF STOCK. Upon surrender to the corporation or the transfer agent of the corporation of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Shares of stock of the corporation not represented by certificate shall be transferred by recording the transaction on the books of the corporation by the transfer agent of the corporation upon presentation of proper evidence of succession, assignment or authority to transfer.

    The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.

    Section 8.3. LOST CERTIFICATES. The Board of Directors may establish procedures pursuant to which a new stock certificate or certificates may be issued in place of any certificate or certificates theretofore issued by the corporation which have been mutilated or which are alleged to have been lost, stolen or destroyed. The Board of Directors, in its discretion and as a condition precedent to the issuance of any new certificate, may include among such procedures a requirement that the owner of any certificate alleged to have been lost, stolen or destroyed, or his legal representative, furnish the corporation with a bond, in such sum and with such surety or sureties as it may direct, as indemnity against any claim that may be made against the corporation in respect of such lost, stolen or destroyed certificate.

    Section 8.4. FIXING OF RECORD DATE. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or at any adjournment thereof in respect of which a new record date is not fixed, or stockholders entitled to receive payment of any dividend or the allotment of any other rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or in order to make a determination of stockholders for any other proper purpose. Such date may not be prior to the close of business on the day such date is fixed. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of stockholders not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of stockholders is to be held or taken. If no record date is fixed (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of: (i) the close of business on the day on which the notice of meeting is first mailed to any stockholder; or (ii) the 30th day before the meeting; and (b) the record date for the determination of stockholders entitled to receive payment of a dividend or an allotment of any other rights shall be at the close of business on the day on which the resolution of the Board of Directors, declaring the dividend or allotment of rights, is adopted.

    When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, subject to any applicable requirement of Section 2.6 for additional notice of the adjourned meeting.

    Section 8.5. STOCK LEDGER. The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of stock of each class held by such stockholder. Such stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection.


                               ARTICLE IX
                               FISCAL YEAR

    The Board of Directors shall have the power, from time to time, to fix the fiscal year of the corporation, provided that if the Board shall not have taken action to fix a different fiscal year, the fiscal year of the corporation shall end on December 31 of each year.


                                ARTICLE X
                                DIVIDENDS

    Dividends upon the shares of stock of the corporation may be declared by the Board of Directors, subject to the provisions of law and the Articles of Incorporation. Dividends may be paid in cash, property or stock of the corporation, subject to the provisions of law, the Articles of Incorporation and these By-Laws.

                                ARTICLE XI
                              CORPORATE SEAL

    The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine. Whenever the corporation is required to affix its corporate seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the authorized officer.


                               ARTICLE XII
                      INDEMNIFICATION AND INSURANCE

    Section 12.1. The corporation shall indemnify any individual who is a present or former director or officer of the corporation who, by reason of his position was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter collectively referred to as a "Proceeding") against judgments, penalties, fines, settlements and reasonable expenses actually incurred by such director or officer in connection with such Proceeding, to the fullest extent that such indemnification may be lawful under Section 2-418 of the General Corporation Law of Maryland or any provision enacted as a successor thereto (hereinafter called the "applicable Maryland statutory provision"). The corporation may pay any reasonable expenses so incurred by any director or officer in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under the applicable Maryland statutory provision. Any payment of indemnification or advance payment of expenses shall be made subject to and in accordance with the procedures set forth in the applicable Maryland statutory provision. However, nothing contained in this Section 12.1 shall protect or purport to protect any director or officer of the corporation against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (any such conduct being hereinafter called "Disabling Conduct").

    Section 12.2. Anything in Section 12.1 to the contrary notwithstanding, no indemnification shall be made by the corporation to any director or officer unless:

    (a) there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the director or officer to be indemnified was not liable by reason of Disabling Conduct; or

    (b) in the absence of such a decision, there is a reasonable determination, based upon a review of the facts, that the director or officer to be indemnified was not liable by reason of Disabling Conduct, which determination shall be made by:

        (i) the vote of a majority of a quorum of directors who are neither "interested persons" of the corporation as defined in section 2(a)(19) of the 1940 Act, nor parties to the Proceeding; or

        (ii) an independent legal counsel in written opinion.

    Section 12.3. Anything in Section 12.1 to the contrary notwithstanding, any advance payment of expenses by the corporation to any director or officer of the corporation shall be made only upon the undertaking by such director or officer to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

    (a) the director or officer to be indemnified provides a security for his undertaking; or

    (b) the corporation shall be insured against losses arising by reason of any lawful advances; or

    (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the director or officer to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

        (i) a majority of a quorum of directors who are neither "interested persons" of the corporation, as defined in section 2(a)(19) of the 1940 Act, nor parties to the Proceeding; or

       (ii) an independent legal counsel in a written opinion.

    Section 12.4. To the fullest extent permitted by the applicable Maryland statutory provision and Section 17(h) of the 1940 Act, the corporation may purchase and maintain insurance on behalf of any officer or director of the corporation, against any liability asserted against him and incurred by him in and arising out of his position, whether or not the corporation would have the power to indemnify him against such liability.

                               ARTICLE XIII
                            FEDERAL SUPREMACY

    If at a time when the corporation is registered as an investment company under the 1940 Act, any of the foregoing provisions of these By-Laws or the General Corporation Law of Maryland shall conflict or be inconsistent with any applicable provision of the 1940 Act or of any order thereunder, the applicable provision of the 1940 Act or any order thereunder shall be controlling and the corporation shall not take any action thereunder which is in conflict or inconsistent therewith. Without limiting the generality of the foregoing, if any applicable provision of the 1940 Act or any order thereunder requires, with respect to any matter requiring action by the stockholders, the Board of Directors, a committee of the Board, or a specified group of directors of the corporation, the affirmative vote of a greater number of shares or directors than would otherwise be required under the General Corporation Law of Maryland, the Articles of Incorporation of the corporation or these By-Laws, then that provision of the 1940 Act or order thereunder shall be controlling.

                               ARTICLE XIV
                         INVESTMENT RESTRICTIONS

The Corporation shall not:

    (a) Purchase securities on margin from brokers;

    (b) Issue senior securities except to the extent of borrowing;

    (c) Concentrate more than 25% of the value of its total assets in a particular industry;

    (d) Purchase the securities of other investment companies, except in connection with a merger, consolidation, reorganization or acquisition of assets, unless immediately after a purchase, (i) the Corporation holds 3% or less of the total outstanding voting stock of the acquired investment company; (ii) the acquired stock has an aggregate value equal to 5% or less of the value of the total assets of the Corporation and (iii) the aggregate value of the acquired stock and the stock of all other investment companies held by the Corporation has a value of 10% or less of the total assets of the Corporation; all such securities must be acquired by the Corporation in the open market in transactions involving no commissions or discounts to a sponsor or dealer other than customary brokerage commissions;

    (e) Lend its portfolio securities, unless the borrower is an unaffiliated broker, dealer or financial institution that pledges and maintains cash or equivalent collateral (such as Government securities) or an irrevocable letter of credit in favor of the Corporation equal in value at all times to at least 100% of the value of the securities loaned, provided that the aggregate amount of such loans shall not exceed 30% of the Corporation's total net assets;

    (f) Make short sales (except for short sales "against the box," which are short sales made when the Corporation owns securities identical to those sold short) which will, at the time of making such short sale transaction and giving effect thereto, cause the aggregate market value of all securities sold short to exceed 25% of the value of the Corporation's net assets;

    (g) Write, purchase or sell put and covered call options or combinations thereof unless immediately after purchase of any such contract the aggregate sum represented by premiums paid for such option contracts then held by the Corporation does not exceed 10% of the Corporation's net assets;

    (h) Invest more than 5% of its net assets in warrants; warrants not listed on the New York or American Stock Exchanges may not exceed 2% of the Fund's net assets;

    (i) Invest more than 25% of its net assets in the securities of issuers domiciled in foreign countries;

    (j) Act as an underwriter of securities of other issuers, except that the Corporation may invest no more than 10% of the value of its assets (at time of investment) in securities which are not readily marketable, including repurchase agreements with maturities over seven days, and restricted securities which the Corporation may not be free to sell without being deemed an underwriter for purposes of the Securities Act of 1933 and without registration of such securities under such Act, in which case the Corporation might be obliged to pay all or a part of the expenses of such registration;

    (k) Invest in commodities, commodity contracts or real estate, except that the Corporation may invest in readily marketable securities of real estate trusts or companies and in master limited partnership interests traded on a National Securities Exchange;

    (l) Borrow money, except from banks in an amount which will not cause the Corporation's net assets (including the amount borrowed) less its liabilities (excluding borrowings but including securities borrowed in connection with short sales) to be less than 300% of the amount of the borrowing, and then providing that (i) if the Corporation's assets become less than 3 times the amount of the Corporation's bank borrowing, the corporation will within 3 days (not including Saturdays, Sundays or holidays) reduce its bank borrowing to the extent required to restore such 300% coverage and
        (ii) such bank borrowing may be collateralized by the deposit of portfolio securities, or the segregation of such securities for the account of the lending bank but in no case will such bank borrowings exceed 50% of the net assets of the Corporation or the value of such pledged securities exceed 75% of the Corporation's total assets;

    (m) With respect to 50% of the value of its assets, invest more than 5% of the value of its assets in any one issuer, excluding United States Government securities, or purchase more than 10% of the outstanding securities of any one issuer;

    (n) Participate in a joint securities trading account;

    (o) Purchase the securities of an issuer, if any affiliate (including the Corporation's officers and directors) who individually own more than 1/2 of 1% of the securities of such issuer, together own more than 5% of the securities of such issuer;

    (p) Invest 20% or more of the Corporation's net assets in securities of issuers with an operating history of less than 3 years continuous operation;

    (q) Invest in oil, gas or mineral leases;

    (r) Make loans except through the purchase of bonds, debentures or similar obligations (including repurchase agreements subject to the limitation described in (j) above) which are either publicly distributed or customarily purchased by institutional investors.

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

                               ARTICLE XIV
                           AMENDMENT OF BY-LAWS

    These By-Laws may be amended or repealed, and new By-Laws may be adopted, by vote of the stockholders or by the Board of Directors; provided, however, that any By-Law or amendment to the By-Laws so adopted by the Board of Directors may be amended or repealed, and any By-Law so repealed by the Board may be reinstated by vote of the stockholders in which case the Board shall not thereafter take action with respect to the By-Laws which is inconsistent with the action so taken by such stockholders; and provided further, that the Board of Directors shall not have power to amend or repeal any existing By-Law or to adopt any new By-Law containing provisions inconsistent with any existing By-Law, which by its terms may be amended or repealed only by the stockholders.

                                  - 40 -